UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 8, 2015

(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720, Denver, CO 80202

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (720) 403-8125

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, the effective separation date of certain executive officers from Warren Resources, Inc. (the “Company”) was determined in connection with the previously-announced relocation of the Company’s corporate headquarters from New York City to Denver, Colorado.   Mr. Jeffrey Keeler, Vice President of Corporate Development, will depart the Company effective December 31, 2015, and Ms. Saema Somalya, Senior Vice President, General Counsel and Corporate Secretary and Mr. Brian Gelman, the Company’s Chief Accounting Officer and Controller, will depart effective March 31, 2016.

Mr. Keeler and Ms. Somalya will be entitled to the benefits previously described in the Current Report on Form 8-K filed on October 20, 2015 and the Retention Agreements entered into on October 15, 2015.  Mr. Gelman will be entitled to the benefits previously described in the Current Report on Form 8-K filed on November 6, 2015 and the Retention Agreement entered into on November 4, 2015.

Item 7.01.                Regulation FD Disclosure

On December 14, 2015, the Company issued a press release announcing the separation dates of the officers named above and the appointment of John R. Powers as Vice President — Accounting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description
99.1	Press Release dated December 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

Exhibit Number	Description
99.1	Press Release dated December 14, 2015